As filed with the Securities and Exchange Commission on July 31, 2024.

Registration No. 333-277162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORANGEKLOUD TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Yishun Industrial Street 1
#04-27/28&34 Aposh Building Bizhub
Singapore, 768160
+65 6317 2050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-277162)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

Orangekloud Technology Inc. is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to both Rule 462(b) and General Instruction V to Form F-1, under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form F-1 (File No. 333- 277162), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on July 24, 2024.

The registrant is filing this registration statement for the sole purpose of registering the sale of 412,500 Class A Ordinary Shares (the “Additional Securities”), which was granted to the Representative as an over-allotment option, exercisable for 45 days from the date of prospectus at an offering price of $4.75 per share, and certain number of Class A Ordinary Shares underlying the Representative’s warrants, equal to 5% of the Additional Securities (together with the Additional Securities, the “Securities”), as disclosed in the Prior Registration Statement, but was not registered in the filing fee table filed as exhibit 107 to the Prior Registration Statement.

The Securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

Part II — Information Not Required in the Prospectus

Item 8. Exhibits.

(a)	Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.(b) Financial Statement Schedules

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Exhibit Index

Exhibit Number	Description of Exhibit
5.1*	Opinion of Harneys Westwood & Riegels Singapore LLP regarding the validity of the Class A Ordinary Shares being registered
23.1	Consent of Simon & Edward, LLP
23.2*	Consent of Harneys Westwood & Riegels Singapore LLP (included in Exhibit 5.1)*
24.1*	Power of Attorney (included on signature page to the Prior Registration Statement (File No. 333-277162))
107	Calculation of Registration Fee

* Previously filed in the Prior Registration Statement (File No. 333- 277162)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 31, 2024.

Orangekloud Technology Inc.

By:	/s/ Goh Kian Hwa
Name:	Goh Kian Hwa
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Goh Kian Hwa	Chief Executive Officer, (Principal executive officer),	July 31, 2024
Goh Kian Hwa	Chairman of Board of Directors and Director

/s/ Shally Ang	Chief Financial Officer	July 31, 2024
Shally Ang	(Principal financial and accounting officer)

/s/ Lung Lay Hua	Director	July 31, 2024
Lung Lay Hua

/s/ Chu Eng Mian	Chief Operating Officer	July 31, 2024
Chu Eng Mian

/s/ Tan Kevin Patrick So	Chief Technology Officer	July 31, 2024
Tan Kevin Patrick So

/s/ Kwong Choong Kuen	Director	July 31, 2024
Kwong Choong Kuen

/s/ Loh Long Hsiang	Director	July 31, 2024
Loh Long Hsiang

/s/ Lai Chiun Shen	Director	July 31, 2024
Lai Chiun Shen

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Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Orangekloud Technology Inc., has signed this registration statement in New York, on July 31, 2024.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Collen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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